UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On February 6, 2014, the Board of Directors of MGM Resorts International, a Delaware corporation (the “Company”), appointed Mary Chris Gay to serve as a member of the Company’s Board of Directors (the “Board”) until the Company’s next annual meeting or until her successor is elected and qualified. Ms. Gay was also appointed to the audit and compensation committees of the Board. There is no arrangement or understanding between Ms. Gay and any other persons pursuant to which she was selected as a director of the Company. The Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Ms. Gay within the meaning of Item 404(a) of Regulation S-K. Ms. Gay will be entitled to receive the same cash and equity compensation as the other independent directors as described under “Director Compensation” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2013 and incorporated herein by reference. Ms. Gay also received a grant of restricted stock units with a target value of $70,000, based on the closing price of our common stock on February 6, 2014. The restricted stock units vest on the earlier of the first anniversary of the grant date and the date of the Company’s next annual meeting. The grant was made pursuant to the Form of Restricted Stock Unit Agreement for non-employee directors previously filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 7, 2011 and incorporated herein by reference. On February 6, 2014, the Company issued a press release regarding the election of Ms. Gay, a copy of which is furnished as Exhibit 99.l to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release of the Company dated February 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Vice President, Deputy General Counsel & Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of the Company dated February 6, 2014.

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